Exhibit 15




Board of Directors and Stockholders
Aon Corporation


We are aware of the incorporation by reference in the Registration Statements of Aon Corporation ("Aon") described in the following table of our report dated August 5, 1998 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation that are included in its Form 10-Q for the quarter ended June 30, 1998:

    Registration Statement
    ----------------------
      Form      Number                    Purpose
      ----      ------                    -------

      S-8      33-27984    Pertaining to Aon's savings plan
      S-8      33-42575    Pertaining  to Aon's stock  award plan and stock
                              option plan
      S-8      33-59037    Pertaining  to Aon's stock  award plan and stock
                              option plan
      S-8      333-55773   Pertaining  to Aon's  stock  award  plan,  stock
                              option plan and employee stock purchase plan
      S-4      333-21237   Offer to exchange Capital Securities of Aon Capital A
      S-3      333-50607   Pertaining  to the  registration  of  369,000
                              shares of common stock

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                /s/  Ernst & Young LLP
                                                ----------------------
                                                ERNST & YOUNG LLP



Chicago, Illinois
August 5, 1998